EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Key Technology, Inc.

We consent to the incorporation by reference in this Registration Statement of Key Technology, Inc. on Form S-8 of our report dated November 3, 1999 appearing in the Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 1999.



DELOITTE & TOUCHE

November 13, 2000
Portland, Oregon